Contacts:

Jacque Bohlen
SVP/Investor Relations Director
Umpqua Holdings Corporation
971-334-2518
jacquebohlen@umpquabank.com

Umpqua Holdings Corporation Announces Third Quarter 2021 Earnings Conference Call on October 21st, 2021

PORTLAND, Ore., October 5, 2021 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank, today announced that it will host its third quarter 2021 earnings conference call on Thursday, October 21st, 2021 at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its third quarter 2021 financial results, which are expected to be released after the market closes on October 20th, 2021. There will be a live question-and-answer session following the presentation.

To join the call, please dial (866) 440-7407 ten minutes prior to the start time and enter conference ID: 4277385. A re-broadcast will be available approximately two hours after the call by dialing (855) 859-2056 and entering conference ID 4277385. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at https://www.umpquabank.com/investor-relations/

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

# # #